UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2019

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange
Series A Junior Participating Preferred Stock, at $0.01 par value	---	---

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 2, 2019, Maxar Technologies Inc. (the “Company”) completed the closing of the sale of $1.0 billion in aggregate principal amount of 9.750% Senior Secured Notes due 2023 (the “Notes”) issued by SSL Robotics LLC (“SSL Robotics”), its wholly-owned subsidiary. The proceeds from the sale of Notes will initially be held in escrow until the Company receives the net cash proceeds from the closing (the “Escrow Release Date”) of the Company’s previously announced Palo Alto real estate sale (the “Asset Sale”).

The Notes were issued by SSL Robotics pursuant to an Indenture, dated as of December 2, 2019 (the “Indenture”), by and among SSL Robotics and Wilmington Trust, National Association, as trustee and as notes collateral agent, which governs the terms of the Notes. A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On or about the Escrow Release Date, the Company will assume all obligations of SSL Robotics under the Notes and the Indenture and the Guarantors will provide the Guarantees by entering into one or more supplemental indentures, security documents and collateral arrangements, an acknowledgement to a first lien intercreditor agreement, and in the case of the Guarantors, entering into a joinder agreement to the purchase agreement for the Notes (the “Assumption”); provided that the Assumption will not occur and the Company will not assume any obligations under the Notes unless the closing of the Asset Sale occurs. If the Asset Sale and the Assumption are not completed on or before December 31, 2019, SSL Robotics will be required to effect a Special Mandatory Redemption (as defined below).

Upon the release of proceeds from escrow on the Escrow Release Date, the Company intends to use the net proceeds from the Notes offering, together with net cash proceeds received from the Asset Sale, to repay all borrowings that were outstanding as of September 30, 2019 under its Revolving Credit Facility, Term Loan A-1 and Term Loan A-2, each under the Company’s syndicated credit facility (the “Syndicated Credit Facility”), and to pay certain related fees and expenses.

A brief description of the terms of the Notes and the Indenture follows:

Interest. The Notes will bear interest at a rate of 9.750% per year, payable semi-annually in arrears in cash on June 15 and December 15 of each year (other than the final interest payment, which shall be made on December 31, 2023), beginning on June 15, 2020. Interest payments will be made to the holders of record of the Notes on the immediately preceding June 1 and December 1. The Notes were issued at a price of 98.00% of their face value.

Maturity. The Notes will mature on December 31, 2023, unless earlier redeemed or repurchased.

Guarantees. Prior to the Escrow Release Date, the Notes will not be guaranteed. From and after the Escrow Release Date, the Notes will be guaranteed on a senior secured basis (the “Guarantees”) by each of the subsidiaries (the “Guarantors”) that guarantees the Company’s indebtedness under the Syndicated Credit Facility.

Collateral. Prior to the Escrow Release Date, the Notes will be secured by a first-priority security interest in the proceeds of the Notes and the other amounts deposited into the escrow account sufficient to fund a Special Mandatory Redemption (as defined below) (together, the “Escrow Property”). From and after the Escrow Release Date, the Notes will be secured on a first-priority basis by liens on the Company’s and the Guarantors’ assets (the “Collateral”), that also secure, equally and ratably, our indebtedness under the Syndicated Credit Facility, pursuant to the terms of a first lien intercreditor agreement

Ranking. Prior to the Escrow Release Date, the Notes will be the senior obligation of SSL Robotics. From and after the Escrow Release Date, the Notes and Guarantees will be the Company’s and the Guarantors’ senior secured obligations. The Notes and the Guarantees will rank senior in right of payment to any of the Company’s and the Guarantors’ future subordinated indebtedness, will rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness (including the Syndicated Credit Facility), rank equally to all of Company’s and the Guarantors’ existing and future senior secured indebtedness to the extent of the value of the collateral securing such indebtedness (including the Syndicated Credit Facility), be effectively senior to all of Company’s and the Guarantors’ existing and future unsecured indebtedness and all of Company’s and the Guarantors’ existing and future indebtedness secured on a junior basis to the extent of the value of the collateral securing the Notes and the related

Guarantees, and will be structurally subordinated to all existing and future liabilities of each of the Company’s existing and future subsidiaries that does not guarantee the Notes.

Optional Redemption and Repurchase. The Notes will be redeemable, in whole or in part, at the Company’s option on or after December 15, 2021 at specified redemption prices, together with accrued but unpaid interest, if any, to, but excluding, the date of redemption. The Company may also redeem the Notes, in whole or in part, at its option at any time prior to December 15, 2021 at a price equal to 100% of the principal amount of such Notes plus a “make-whole” premium, together with accrued but unpaid interest, if any, to, but excluding, the date of redemption. In addition, the Company may redeem up to 40% of the aggregate principal amount of the Notes at any time before December 15, 2021 with the net cash proceeds from certain equity offerings at a specified redemption price, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. If the Company experiences specific kinds of changes in control, it may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding the date of the repurchase.

Special Mandatory Redemption. If the Asset Sale and the Assumption are not completed on or before December 31, 2019 and under certain other circumstances, SSL Robotics will be required to redeem the Notes (the “Special Mandatory Redemption”) at a redemption price equal to 100% of the issue price thereof plus accrued and unpaid interest, to, but not including, the redemption date. SSL Robotics will deposit, or cause to be deposited, on or about the issue date of the Notes additional amounts in cash sufficient to fund accrued interest for such special mandatory redemption.

Covenants. The Indenture contains covenants limiting the Company’s and its restricted subsidiaries’ ability to, among other things incur, assume or guarantee additional debt; issue redeemable stock and preferred stock; pay dividends, make distributions or redeem or repurchase capital stock; prepay, redeem or repurchase debt that is junior in right of payment to the Notes; make loans and investments; grant or incur liens; restrict dividends, loans or asset transfers from restricted subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into transactions with affiliates; and consolidate or merge with, or sell substantially all of their assets to, another person. The Indenture further contains a covenant limiting the activities of SSL Robotics prior to the Escrow Release Date.

Events of Default. Subject to the terms and conditions of the Indenture, each of the following, among other events, constitutes an event of default under the Indenture (after the expiration of the applicable grace periods specified therein): (1) failure to pay interest or premium, if any, on, or the principal of, the Notes when due; (2) failure to comply with the covenants in the Indenture; (3) default under any mortgage, indenture or instrument securing or evidencing indebtedness with an aggregate principal amount in excess of $100.0 million with respect to a default in the payment of principal, interest or premium when due or where such default results in the acceleration of such indebtedness; (4) failure of the Company or any of its significant subsidiaries to satisfy certain final judgments when due; (5) certain bankruptcy events with respect to the Company or a significant subsidiary; (6) a Guarantee by a significant subsidiary ceases to be in full force and effect in any material respect or a Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Guarantee; (7) a security interest with respect to any Collateral having a fair market value in excess of $100.0 million, individually or in the aggregate, in certain circumstances ceasing to be in full force and effect or the assertion by the Company that any such security interest is invalid or unenforceable; and (8) failure by SSL Robotics to consummate a special mandatory redemption if required to do so. Upon the occurrence of an event of default under the Indenture, the principal and accrued interest under the Notes then outstanding may be declared due and payable, subject to certain limitations.

Securities Laws. The Notes were issued through a private placement to qualified institutional buyers pursuant to Rule 144A and to non-U.S. persons outside the U.S. in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell or buy securities, or the solicitation of an offer to sell or buy any securities.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture, which is attached hereto as Exhibit 4.1.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 2, 2019, between SSL Robotics LLC and Wilmington Trust, National Association, as trustee and notes collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 2, 2019	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary